Exhibit 99.1

INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES SECOND QUARTER EARNINGS UP 63%

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, July 14, 2004 - Investors Financial Services Corp. (Nasdaq: IFIN) reported second quarter diluted earnings per share of $0.52, an increase of 63% from $0.32 in diluted operating earnings per share in the second quarter of 2003. Net income for the second quarter was $35.4 million, up 66% from $21.3 million in net operating income in the second quarter of 2003. For the six months ended June 30, 2004, the Company reported diluted earnings per share of $1.04, an increase of 70% from $0.61 in diluted operating earnings per share for the same period in 2003. Net income for the six months ended June 30, 2004 was $70.4 million, an increase of 73% from $40.6 million in net operating income for the same period of 2003.

Diluted operating earnings per share and net operating income for the second quarter of 2003 exclude the partial reversal of a previously recorded tax accrual arising from a retroactive change in Massachusetts tax law enacted in the first quarter of 2003.  Diluted operating earnings per share and net operating income for the first six months of 2003 exclude the net effect of the first quarter 2003 tax accrual and its later partial reversal resulting from our settlement with the Massachusetts Department of Revenue.  The change in tax law disallowed a dividends received deduction taken by Investors Bank & Trust Company on dividends it had received since 1999 from a wholly-owned real estate investment trust.  As previously reported, in the first quarter of 2003 the Company accrued approximately $13.9 million, or $0.21 per share, net of federal income tax benefit, as a result of the change in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  In the second quarter of 2003, the Company settled this disputed tax issue, agreeing to pay 50% of the liability.  As a result, the Company reversed the previous tax accrual by approximately $6.7 million, or $0.10 per share, net of federal income taxes. The Company’s income statements for the three and six month periods ended June 30, 2003 each reflect this reversal.

This press release includes both an income statement based on GAAP and a non-GAAP operating earnings income statement that excludes the effects of the one-time tax accrual and its partial reversal, measures which management considers a more useful depiction of the Company’s actual results of operations. Including the partial reversal of the tax accrual, GAAP net income for the second quarter of 2003 was $28.0 million and GAAP diluted earnings per share were $0.42. For the six months ended June 30, 2003, the Company recorded GAAP net income of $33.4 million and GAAP diluted earnings per share of $0.50, both of which include the original tax accrual and its partial reversal.

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Kevin J. Sheehan, Chairman and Chief Executive Officer, commented,  “The second quarter of 2004 represented another period of solid performance by Investors Financial Services. Our core and ancillary service fees continued to display impressive organic growth rates. New clients, further penetration of existing clients, and strong fund flows into our clients’ products all contributed to these robust top-line increases. Given these results, we are confident in our ability to grow our diluted earnings per share in excess of 30% in 2004.”

Net operating revenue for the second quarter grew 26% to $154.0 million from $122.0 million for the same period in 2003. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $78.8 million for the second quarter, up 27% from $62.1 million from the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $30.2 million for the quarter, up 39% from $21.7 million in the second quarter of 2003. Net interest income, which arises from investing deposits generated by clients, grew 18% to $44.3 million for the second quarter of 2004 from $37.6 million for the same period in 2003. Operating expenses were $100.7 million for the second quarter of 2004, up 11% from $91.0 million for the same period in 2003.

Net operating revenue for the six months ended June 30, 2004 grew 30% to $306.8 million from $235.7 million for the same period in 2003. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $154.8 million for the six months ended June 30, 2004, up 30% from $118.8 million from the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $60.3 million for the six months ended June 30, 2004, up 55% from $39.0 million in the first six months of 2003. Net interest income, which arises from investing deposits generated by clients, grew 18% to $90.3 million for the first six months of 2004 from $76.4 million for the same period in 2003. Operating expenses were $200.8 million for the first six months of 2004, up 14% from $176.7 million for the same period in 2003.

Assets processed for clients totaled approximately $1.20 trillion at June 30, 2004, up 6% from$1.13 trillion at March 31, 2004 and up 34% from $897 billion at June 30, 2003.

Today the Company also announced that its Board of Directors declared a cash dividend of $0.0175 per share on its common stock.  The dividend is payable August 16, 2004 to stockholders of record as of July 30, 2004.

Investors Financial will broadcast a conference call, via the Internet, today, July 14, 2004 at 5:00 p.m. ET. The call will be accessible on Investors Financial’s home page at http://www.ibtco.com.  The conference call will also be available via telephone at (719) 457-2600, confirmation code 457951.  Recorded replays of the conference call will be available at www.ibtco.com or by dialing (719) 457-0820, confirmation code 457951.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, as well as ancillary services including securities lending, foreign exchange, and cash management.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial on the web at http://www.ibtco.com.

This news release contains forward-looking statements (statements that are not historical facts). These statements, such as Mr. Sheehan’s statement regarding the Company’s guidance for earnings per share growth for the year ending December 31, 2004, are based upon certain assumptions and estimates that might not be realized. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the performance of global financial markets, unexpected or unusual changes in interest rates, changes in the relationship between long-term and short-term interest rates, regulatory actions affecting the Company’s clients, and the Company’s ability to continue to manage its costs. Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Form 10-Q for the quarter ended March 31, 2004 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Investors Financial Services Corp.

Condensed Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2004	2003	2004	2003
Operating Revenue:
Asset servicing fees:
Core service fees	$154,849	$118,838	$78,755	$62,078
Ancillary service fees	60,331	39,043	30,238	21,657
Total asset servicing fees	215,180	157,881	108,993	83,735
Other operating income	1,097	1,428	748	658
Gain on sale of investment	234	—	—	—
Total operating revenue	216,511	159,309	109,741	84,393

Interest income	142,533	121,554	71,357	61,205
Interest expense	52,280	45,189	27,065	23,623
Net interest income	90,253	76,365	44,292	37,582

Net operating revenue	306,764	235,674	154,033	121,975

Operating Expenses:
Compensation and benefits	109,094	100,735	53,771	50,964
Transaction processing services	21,138	16,339	10,198	9,531
Technology and telecommunications	20,722	18,850	10,456	9,559
Depreciation and amortization	16,721	12,685	8,767	6,606
Occupancy	14,260	14,530	6,869	7,205
Professional fees	7,256	6,255	4,018	3,304
Travel and sales promotion	2,579	2,068	1,497	1,083
Insurance	2,360	796	1,164	572
Other operating expenses	6,704	4,414	3,960	2,129
Total operating expenses	200,834	176,672	100,700	90,953

Income Before Income Taxes	105,930	59,002	53,333	31,022

Provision for income taxes	35,537	25,570	17,915	3,002

Net Income	$70,393	$33,432	$35,418	$28,020

Basic Earnings Per Share	$1.07	$0.51	$0.54	$0.43

Diluted Earnings Per Share	$1.04	$0.50	$0.52	$0.42

Certain amounts in prior period financial statements have been reclassified to conform to the current period presentation.

Share Information (unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2004	2003	2004	2003

Common stock outstanding	66,224,998	65,138,599	66,224,998	65,138,599
Weighted-average basic shares	65,976,331	64,958,192	66,115,552	65,029,738
Weighted-average diluted shares	67,708,273	66,311,627	67,699,191	66,301,419

Investors Financial Services Corp.
Condensed Consolidated Balance Sheets (unaudited)
 (Dollars in thousands, except share data)

	June 30, 2004	December 31, 2003

Assets
Cash and due from banks	$42,779	$39,689
Federal funds sold	425,000	—
Securities held to maturity (approximate fair value of $5,095,999 and $4,308,578 at June 30, 2004 and December 31, 2003, respectively)	5,096,930	4,307,610
Securities available for sale	4,605,279	4,296,637
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at June 30, 2004 and December 31, 2003	192,183	199,530
Accrued interest and fees receivable	83,704	72,816
Equipment and leasehold improvements, less accumulated depreciation of $52,289 and $47,683 at June 30, 2004 and December 31, 2003, respectively	71,493	76,420
Goodwill, net	79,969	79,969
Deposits pledged to secure clearings	188,226	29,646
Other assets	85,860	72,255

Total Assets	$10,921,423	$9,224,572

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$1,052,848	$334,823
Savings	3,585,156	3,682,295
Time	365,169	190,000
Total deposits	5,003,173	4,207,118

Securities sold under repurchase agreements	4,287,675	3,258,001
Short-term and other borrowings	789,119	1,098,087
Due to brokers for open trades payable	135,866	—
Junior subordinated deferrable interest debentures	24,774	24,774
Other liabilities	79,273	95,757
Total liabilities	10,319,880	8,683,737

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued and outstanding: none at June 30, 2004 and December 31, 2003)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000 at June 30, 2004 and 100,000,000 at December 31, 2003; issued and outstanding: 66,224,998 and 65,436,788 at June 30, 2004 and December 31, 2003, respectively)	662	655
Surplus	260,686	242,662
Deferred compensation	(780)	(1,076)
Retained earnings	354,222	286,138
Accumulated other comprehensive income, net	(12,697)	13,006
Treasury stock, at cost (26,508 shares at June 30, 2004 and December 31, 2003)	(550)	(550)
Total stockholders’ equity	601,543	540,835

Total Liabilities and Stockholders’ Equity	$10,921,423	$9,224,572

Investors Financial Services Corp.

Average Balance Sheet (unaudited)

(Dollars in thousands)

	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$60,659	$152	1.00%	$56,385	$166	1.18%
Investment securities (1)	9,327,519	70,178	3.01%	7,173,275	60,109	3.35%
Loans	163,026	1,027	2.52%	122,026	930	3.05%
Total interest-earning assets	9,551,204	71,357	2.99%	7,351,686	61,205	3.33%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	561,011			761,248

Total assets	$10,112,115			$8,112,834

Interest-bearing liabilities:
Deposits:
Savings	$4,176,330	$10,828	1.04%	$2,433,728	$9,114	1.50%
Time	30,173	76	1.01%	—	—	—
Securities sold under repurchase agreements (2)	3,761,352	11,439	1.22%	3,427,845	8,079	0.94%
Junior subordinated debentures/ Trust preferred stock (3)	24,774	605	9.77%	24,000	586	9.77%
Other borrowings (4)	834,316	4,117	1.97%	918,503	5,844	2.55%
Total interest-bearing liabilities	8,826,945	27,065	1.23%	6,804,076	23,623	1.39%

Noninterest-bearing liabilities:
Demand deposits	269,915			282,701
Savings	74,841			92,693
Noninterest-bearing time deposits	167,582			97,857
Other liabilities	167,116			362,422
Total liabilities	9,506,399			7,639,749
Equity	605,716			473,085
Total liabilities and equity	$10,112,115			$8,112,834
Net interest income		$44,292			$37,582
Net interest margin (5)			1.85%			2.04%

Average interest rate spread (6)			1.76%			1.94%
Ratio of interest-earning assets to interest-bearing liabilities			108.21%			108.05%

(1)   Average yield/cost on available for sale securities is based on amortized cost.

(2)   Interest expense includes a penalty of $2.9 million for the three months ended June 30, 2004 for prepayment of two repurchase agreements.

(3)   Effective October 1, 2003, the Company adopted the provisions of FIN 46 (revised December 2003), which resulted in a deconsolidation of Investors Capital Trust I, the trust that holds the trust preferred securities.

(4)   Interest expense includes a penalty of $1.3 million and $1.1 million for the three months ended June 30, 2004 and 2003, respectively, for prepayment of FHLBB borrowings.

(5)   Net interest income divided by total interest-earning assets.

(6)   Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

(Dollars in thousands)

Asset servicing fees by service lines (unaudited):

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2004	2003	2004	2003

Core service fees:
Custody, accounting and administration	$154,849	$118,838	$78,755	$62,078

Ancillary service fees:
Foreign exchange	33,008	16,823	14,513	10,090
Cash management	12,338	10,667	6,738	5,632
Investment advisory	8,033	6,092	4,563	2,877
Securities lending	5,724	4,842	3,581	2,654
Other service fees	1,228	619	843	404
Total ancillary service fees	60,331	39,043	30,238	21,657

Total asset servicing fees	$215,180	$157,881	$108,993	$83,735

Reconciliation of financial measures (unaudited):

The following table presents a reconciliation between earnings presented on the face of our Condensed Consolidated Statements of Income included with this earnings release and the non-GAAP measure of net operating income and operating earnings per share referenced in this earnings release (dollars in thousands):

GAAP Earnings (unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2004	2003	2004	2003

Income before taxes	$105,930	$59,002	$53,333	$31,022
Provision for income taxes	35,537	25,570	17,915	3,002
Net income	$70,393	$33,432	$35,418	$28,020
Earnings per share:
Basic	$1.07	$0.51	$0.54	$0.43

Diluted	$1.04	$0.50	$0.52	$0.42

Non-GAAP Operating Earnings (unaudited)

	For the Six Months Ended June 30,			For the Three Months Ended June 30,
	2004	2003		2004	2003

Income before taxes	$105,930	$59,002		$53,333	$31,022
Provision for income taxes	35,537	18,370	(1)	17,915	9,702	(2)
Net income	$70,393	$40,632		$35,418	$21,320
Earnings per share:
Basic	$1.07	$0.63		$0.54	$0.33

Diluted	$1.04	$0.61		$0.52	$0.32

(1) Provision for income taxes for the six months ended June 30, 2003 excludes a $13.9 million charge, net of federal income tax benefit, related to a retroactive change in Massachusetts tax law enacted in the first quarter of 2003 and excludes the subsequent reversal of $6.7 million of the provision, net of federal income taxes, due to the settlement of this matter.  The effect of the exclusions is an increase of $0.12 per basic share and  $0.11 per diluted share.

(2) Provision for the three months ended June 30, 2003, excludes the reversal of $6.7 million of federal income tax benefit, due to the settlement of our REIT matter with the DOR mentioned above.  The effect of the exclusion is a decrease of $0.10 per diluted and basic share.